Exhibit 99.1

Potbelly Corporation Announces $16 Million Private Placement and Agreement to Amend Credit Facility

Additional capital will strengthen the Company’s balance sheet, boost the Potbelly brand and support its focus on traffic-driven profitability

CHICAGO, February 10, 2021 – Potbelly Corporation (“Potbelly”) (NASDAQ: PBPB), the iconic neighborhood sandwich shop, today announced that it has entered into a definitive securities purchase agreement with existing and new investors to raise approximately $16 million. The closing is anticipated to occur on February 12, 2021, subject to customary closing conditions.

Potbelly also announced that it has reached an agreement in principle with its lender, JP Morgan, to amend its existing senior secured revolving credit facility. Upon execution of the amendment, Potbelly is expected to have a senior secured revolving credit facility of $25 million that matures on January 31, 2023.

Bob Wright, President and Chief Executive Officer of Potbelly commented, “Today is great day for Potbelly as we enhance our ability to achieve ‘Traffic-Driven Profitability’ through the five strategic pillars that are the core to the company’s growth. These include: 1) Craveable, Quality Food at a Great Value, 2) People Creating Good Vibes, 3) Customer Experiences that Drive Traffic Growth, 4) Digitally-Driven Awareness, Connection and Traffic, and 5) Franchise-Focused Development. As 2021 progresses, we expect to see our customers increasingly enjoy Potbelly’s offerings as the pace of COVID-19 vaccinations and dining-room re-openings accelerate across our markets. Thus, the proceeds from today’s offering and the revised credit facility will help bolster our balance sheet and provide the necessary capital to both boost the brand and invest in our future as we return to growth.”

The private placement offering (the “Offering”) consists of 3,249,688 shares of common stock (the “Common Stock”) and warrants to purchase up to 1,299,867 shares of common stock (the “Warrants”). Potbelly expects to receive gross proceeds of approximately $16 million from the Offering before deducting estimated offering expenses and placement agent fees, based on an offering price of $4.91 per share. The warrants will have an exercise price of $5.45 per share and will be exercisable for five years beginning on August 13, 2021. Subscribers to the Offering include new investors in the Company and certain current Potbelly institutional investors. The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes.

None of the Common Stock, the Warrants or the shares of common stock issuable upon exercise of the warrants (the “Warrant Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Potbelly has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the Common Stock and Warrant Shares within 30 days following the closing of the Offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

William Blair & Company is acting as the sole placement agent for the Offering.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations Contact

Ryan Coleman or Chris Hodges

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com